As filed with the Securities and Exchange Commission on June 15, 2006	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California	94-2340464
(State or other jurisdiction of	(I.R.S. employer identification No.)
incorporation or organization)
6035 Stoneridge Drive, Pleasanton, California 94588
(Address of principal executive offices)
2002 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED 2006 INCENTIVE STOCK PLAN
(Full title of the Plan)
Gerhard F. Burbach
Thoratec Corporation
6035 Stoneridge Drive
Pleasanton, California 94588
(Name and address of agent for service)
(925) 847-8600
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
		maximum	aggregate	Amount
		offering price	offering price	of registration
Title of securities to be registered	Amount to be registered (1)	per share (2)	(2)	fee
2002 Employee Stock Purchase Plan, Common Stock, no par value	250,000	$13.715	$3,428,750	$367

Amended and Restated 2006 Incentive Stock Plan, Common Stock, no par value	2,200,000	$13.715	$30,173,000	$3,229

Total	2,450,000	$13.715	$33,601,750	$3,596

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional Common Stock that may be offered or issued in connection with any stock split, stock dividend or similar transaction effected without the receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the price per share and aggregate offering price are based upon the average of the high and low prices per share of Common Stock of Thoratec Corporation on June 12, 2006 as reported on the Nasdaq National Market .

INTRODUCTION
     This Registration Statement on Form S-8 is filed by Thoratec Corporation, a California corporation (“Thoratec”), relating to 2,200,000 shares of its common stock, no par value per share (the “Common Stock”) issuable to eligible employees in accordance with the terms of the Amended and Restated 2006 Incentive Stock Plan (the “2006 Plan”) and relating to 250,000 shares of Common Stock issuable to eligible employees of Thoratec under the 2002 Employee Stock Purchase Plan (the “Stock Purchase Plan”). On June 19, 2002 and July 1, 2002, Thoratec filed with the Securities and Exchange Commission a registration statement on Form S-8 and amended on Form S-8 POS (Registration No. 333-90768) (the “Prior Registration Statement”) relating to shares of Common Stock issuable to eligible employees and consultants of Thoratec and its affiliates under the Stock Purchase Plan. The Prior Registration Statement is currently effective. This Registration Statement relates in part to securities of the same class as those to which the Prior Registration Statement relates.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not being filed as part of this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents filed with the Securities and Exchange Commission by Thoratec Corporation (“Thoratec”) are incorporated by reference in this Registration Statement:
(a)	Thoratec’s Registration Statement on Form S-8, as amended on Form S-8 POS (Registration No. 333-90768), filed with the SEC on June 19, 2002 and July 1, 2002, respectively;

(b)	Thoratec’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(c)	Thoratec’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2006;

(d)	Thoratec’s Current Reports on Form 8-K filed with the Commission on May 16, 2006 and June 1, 2006;

(e)	The description of Thoratec’s common stock contained in Thoratec’s registration statement on Form 8-A, filed May 18, 1981, under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or reports filed for the purpose of updating that description; and

(f)	The description of Thoratec’s Rights Agreement and Preferred Stock Purchase Rights contained in Thoratec’s registration statement on Form 8-A, filed May 3, 2002, under the Exchange Act, including any amendment or reports filed for the purpose of updating that description.
     All documents subsequently filed by Thoratec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents; provided, however, that Thoratec is not incorporating any information furnished in any Current Report on Form 8-K.
     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Pursuant to Section 204(a) and 317 of the California Corporations Code, Thoratec has included in its by-laws provisions regarding the indemnification of officers and directors of Thoratec. Section 29 of Thoratec’s By-laws, as amended, provides as follows:
“29. Indemnification of Directors, Officers, Employees and Certain Others.
(a) Right of Indemnity. To the full extent permitted by law, this corporation shall indemnify its directors, officers, employees and other persons described in Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any “proceeding”, as that term is used in such Section and including an action by or in the right of the corporation, by reason of the fact that such person is or was a person described by such Section. “Expenses”, as used in this By-law, shall have the same meaning as in Section 317(a) of the California Corporations Code.
(b) Approval of Indemnity. Upon written request to the Board of Directors by any person seeking indemnification under Section 317(b) or Section 317(c) of the California Corporations Code, the Board shall promptly determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct set forth in Section 317(b) or Section 317(c) has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevent the formation of a quorum of directors who are not parties to such proceeding, the Board shall promptly call a meeting of shareholders. At such meeting, the shareholders shall determine in accordance with Section 317(e) of the Code whether the applicable standard of conduct set forth in Section 317(b) or Section 317(c) has been met and, if so, the shareholders present at the meeting in person or by proxy shall authorize indemnification.
(c) Advancement of Expenses. To the full extent permitted by law and except as is otherwise determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnification under this By-law in defending any proceeding covered by this By-law shall be advanced by the corporation prior to the final disposition of the proceeding upon receipt by the corporation of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation therefor.”
     Thoratec has also entered into agreements with certain of its officers and directors to indemnify such persons within the limits set forth by California law and Thoratec’s By-laws, as amended.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
Not applicable.

ITEM 8. EXHIBITS

Exhibit
Number	Exhibit
4.1	Thoratec’s Articles of Incorporation, as amended (1)

4.2	Thoratec’s By-Laws, as amended February 25, 2005 (2)

4.3	Rights Agreement between Thoratec Corporation and Computershare Trust Company, Inc. as Rights
Agent dated as of May 2, 2002 (3)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	2002 Employee Stock Purchase Plan (4)

99.2	Amended and Restated 2006 Incentive Stock Plan (5)

(1)	Filed as an Exhibit to Thoratec’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002 filed with the SEC on March 20, 2003 and incorporated herein by reference.

(2)	Filed as an Exhibit to Thoratec’s Form 8-K filed with the SEC on March 3, 2005.

(3)	Filed as an Exhibit to Thoratec’s Form 8-A12G filed with the SEC on May 3, 2002 (Registration No. 000-49798) and incorporated herein by reference.

(4)	Filed as an Exhibit to Thoratec’s Form S-8 POS filed with the SEC on July 1, 2002 (Registration No. 333-90768) and incorporated herein by reference.

(5)	Filed as an Exhibit to Thoratec’s Form 8-K filed with the SEC on June 1, 2006.
ITEM 9. UNDERTAKINGS
A. The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section (d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.
B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 15th day of June, 2006.

THORATEC CORPORATION
By:	/s/ Gerhard F. Burbach
Gerhard F. Burbach
President and Chief Executive Officer

Date: June 15, 2006

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Gerhard F. Burbach and David A. Lehman, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement on Form S-8 as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.
In accordance with the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Thoratec Corporation and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerhard F. Burbach	Chief Executive Officer,

Gerhard F. Burbach	President and Director	June 15, 2006

/s/ Cynthia L. Lucchese	Senior Vice President and,

Cynthia L. Lucchese	Chief Financial Officer	June 15, 2006

/s/ J. Donald Hill	Director and Chairman of the

J. Donald Hill	Board of Directors	June 15, 2006

/s/ Howard E. Chase

Howard E. Chase	Director	June 15, 2006

/s/ J. Daniel Cole

J. Daniel Cole	Director	June 15, 2006

/s/ Neil F. Dimick

Neil F. Dimick	Director	June 15, 2006

/s/ D. Keith Grossman

D. Keith Grossman	Director	June 15, 2006

/s/ William M. Hitchcock

William M. Hitchcock	Director	June 15, 2006

/s/ George W. Holbrook, Jr.

George W. Holbrook, Jr.	Director	June 15, 2006

/s/ Daniel M. Mulvena

Daniel M. Mulvena	Director	June 15, 2006

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
4.1	Thoratec’s Articles of Incorporation, as amended (1)

4.2	Thoratec’s By-Laws, as amended February 25, 2005 (2)

4.3	Rights Agreement between Thoratec Corporation and Computershare Trust Company, Inc. as Rights Agent dated as of May 2, 2002 (3)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm — Deloitte & Touche LLP

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

99.1	2002 Employee Stock Purchase Plan (4)

99.2	Amended and Restated 2006 Incentive Stock Plan (5)

(1)	Filed as an Exhibit to Thoratec’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002 filed with the SEC on March 20, 2003 and incorporated herein by reference.

(2)	Filed as an Exhibit to Thoratec’s Form 8-K filed with the SEC on March 3, 2005.

(3)	Filed as an Exhibit to Thoratec’s Form 8-A12G filed with the SEC on May 3, 2002 (Registration No. 000-49798) and incorporated herein by reference.

(4)	Filed as an Exhibit to Thoratec’s Form S-8 POS filed with the SEC on July 1, 2002 (Registration No. 333-90768) and incorporated herein by reference.

(5)	Filed as an Exhibit to Thoratec’s Form 8-K filed with the SEC on June 1, 2006.